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                                                                  Exhibit (j)(2)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Auditors" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 53 to the Registration Statement (Form N-1A)(No. 33-488/ 811-4416) of Armada Funds of our reports dated July 7, 2000, included in the 2000 Annual Report to shareholders.



                                       /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 25, 2000